EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 17, 2007, relating to the consolidated financial statements and financial statement schedule of Frederick’s of Hollywood Group Inc. (formerly, Movie Star, Inc.) (the “Company”), which appears in the Company’s June 30, 2007 Annual Report on Form 10-K.
/s/ MAHONEY COHEN & COMPANY, CPA, P.C.
New York, New York
July 25, 2008